                                                                    EXHIBIT 23.9
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-89189 of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated June 22, 2000, except for the last paragraph of Note 3 and Schedule G as to which the date is July 11, 2000, appearing in this Annual Report on Form 11-K/A of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
October 13, 2000